UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

PATHFINDER BANCORP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2014

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. The Annual Meeting will be held at Alexandria’s at the Lake Ontario Conference and Events Center, 26 East First Street, Oswego, NY 13126 at 10:00 a.m., Eastern Time, on April 23, 2014.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on our operations. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to questions that shareholders may properly present.

The Annual Meeting is being held so that shareholders may consider the election of six directors and the ratification of the appointment of Bonadio & Co., LLP, as our independent registered public accounting firm for the year ending December 31, 2014.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” the election of the nominated directors and “FOR” the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer

Pathfinder Bancorp, Inc.

214 West First Street

Oswego, New York 13126

(315) 343-0057

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 23, 2014

Notice is hereby given that the Annual Meeting of Pathfinder Bancorp, Inc., will be held at Alexandria’s at the Lake Ontario Conference and Events Center, 26 East First Street, Oswego, NY 13126 at 10:00 a.m., Eastern Time, on April 23, 2014.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1)	The election of six directors;
2)	The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 14, 2014 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

OUR PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS AND PROXY CARD ARE AVAILABLE ON WWW.PATHFINDERBANK.COM/ANNUALREPORT.  IF YOU NEED DIRECTIONS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, PLEASE CALL US AT 315-207-8036.

By Order of the Board of Directors

/s/ Edward A. Mervine
Edward A. Mervine
Secretary
March 27, 2014

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

Pathfinder Bancorp, Inc.

214 West First Street

Oswego, New York 13126

(315) 343-0057

ANNUAL MEETING OF SHAREHOLDERS
April 23, 2014

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pathfinder Bancorp, Inc. (the “Company”) to be used at our annual meeting of shareholders, which will be held at Alexandria’s at the Lake Ontario Conference and Events Center, 26 East First Street, Oswego, NY 13126 on April 23, 2014 at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying notice of annual meeting of shareholders and this proxy statement are first being mailed to shareholders on or about March 27, 2014.

REVOCATION OF PROXIES

Shareholders who sign the proxies we are soliciting will retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “for” the proposals set forth in this proxy statement or hereafter. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares as directed by a majority of the Board of Directors in attendance at the annual meeting.  We know of no additional matters that will be presented for consideration at the annual meeting.  If a shareholder who wishes to bring a matter for shareholder consideration (other than a shareholder proposal) fails to notify us in writing five days before the annual meeting, the matter will not be placed on the annual meeting agenda.  We are not aware of any proposals for this year’s annual meeting.

Proxies may be revoked by sending written notice of revocation to our Secretary, at the address shown above, by delivering to us a duly executed proxy bearing a later date or by attending the annual meeting and voting in person. The presence at the annual meeting of any shareholder who had returned a proxy will not revoke the proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Secretary prior to the voting of the proxy. If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the annual meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on March 14, 2014, (the “Record Date”), are entitled to one vote for each share they own. As of the Record Date, we had 2,623,182 shares of common stock outstanding, of which 1,583,239 shares were held by our mutual holding company, Pathfinder Bancorp, M.H.C., and 1,039,943 of which were held by shareholders other than Pathfinder Bancorp, M.H.C.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a shareholder holds shares in street name (i.e., the shares are held in a stock brokerage account or by a bank, trust, or other institution) and does not provide voting instructions to the holder of the account, such shares will be considered “Broker non-votes.” Broker non-votes and proxies marked “abstain” will be counted for purposes of determining that a quorum is present, but will not be considered as votes cast as to the matters to be considered.

As to the election of directors, shareholders may cast their votes “For,” “Withheld” or “For All Except” (designating the directors for whom a vote is being withheld).  As to the ratification of our independent registered public-accounting firm shareholders may cast their votes “For,” “Against” or “Abstain”.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.    The affirmative vote of holders of a majority of the total votes cast at the annual meeting in person or by proxy, without regard to broker non-votes or proxies as to which shareholders abstain, is required for ratification of Bonadio & Co., LLP as our independent registered public accounting firm (the “Auditors”).

If you participate in the Pathfinder Bank Employee Stock Ownership Plan (the “ESOP”), you will receive one Proxy Card for all plans that reflects all of the shares you may direct the trustees to vote on your behalf under the plans.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Pathfinder Bancorp, Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your voting instructions is April 16, 2014.

At our 2013 Annual Meeting, Shareholders adopted a  resolution approving Executive Compensation (“Say on Pay”) and a separate resolution authorizing future “Say on Pay” votes be conducted every 3 years.  Therefore, no “Say on Pay” vote will be acted upon at this Annual Meeting.

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by directors individually, by executive officers individually, by executive officers, directors and director nominees as a group and by each person who was the beneficial owner of more than 5% of our outstanding shares of common stock.  None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

Name and Address of Beneficial Owners (1)	Amount of Shares Owned and Nature of Beneficial Ownership (2)	Percentage of Shares of Common Stock Outstanding
Directors, Executive Officers and Director Nominees

David A. Ayoub	750	0.03%
William A. Barclay (4)	21,190	0.81%
Chris R. Burritt (5)	3,700	0.14%
John P. Funiciello	1,740	0.07%
Adam C. Gagas (7)	83,816	3.20%
George P. Joyce (6)	39,248	1.50%
John F. Sharkey, III	-	0.00%
Lloyd "Buddy" Stemple	11,824	0.45%
Thomas W. Schneider	21,676	0.83%
James A. Dowd	14,246	0.54%
Edward A. Mervine	11,568	0.44%
Melissa A. Miller	9,766	0.37%
Daniel R. Phillips	2,771	0.11%
Ronald Tascarella	16,854	0.64%

All Directors, Executive Officers and Director Nominees	239,149	9.12%
as a Group (14 persons) (3)

Principal Shareholders:
Pathfinder Bancorp, M.H.C. (3)	1,583,239	60.36%
214 West First Street
Oswego, New York 13126

Pathfinder Bancorp, M.H.C. and all	1,822,388	69.47%
Directors and Executive Officers

Pathfinder Employee Stock Ownership Plan	196,019	7.47%

1)	The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
2)
A person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  This table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. Unless otherwise indicated, the named individual has sole voting and investment power. ESOP shares allocated to the officers are also included within their respective totals.

3)	All of our directors are also directors of Pathfinder Bancorp, M.H.C. All of our executive officers are also executive officers of the Pathfinder Bancorp, M.H.C.
4)	Mr. Barclay has sole voting and investment power over 7,000 shares and custodial voting power over 14,190 shares.
5)	Mr. Burritt has sole voting and investment power over 3,550 shares and voting power over 150 shares.
6)	Mr. Joyce has sole voting and investment power over 7,864 shares and voting power over 31,384 shares.
7)	Mr. Gagas has sole voting and investment power over 4,250 shares and voting power over 79,238 shares.

SMALLER REPORTING COMPANY

The Company has elected to prepare this Proxy Statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the Securities and Exchange Commission.

CONDUCT OF MEETING

In accordance with our bylaws, and by action of the Board of Directors, the Chair of the Board will preside over the annual meeting.  The Chair of the Board has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize shareholders who wish to speak, and the right to determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting have been established and will be available at the meeting along with the agenda of the matters to be considered at the annual meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is presently composed of seven members due to two retirements effective December 31, 2013. Our bylaws presently provide for nine members, with three classes of directors, one class to be elected annually.  Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and qualify.  We are nominating two directors to replace the retiring directors.  John F. Sharkey, III is being nominated for a two year term and Adam C. Gagas is being nominated for a two year term.  Four directors’ terms expire this year as well.  They are William A. Barclay, Chris R. Burritt, George P. Joyce and Thomas W. Schneider.  To realign classes of directors, Mr. Schneider is being nominated for a one year term and Directors Burritt, Joyce and Barclay are being nominated for three year terms.

The table below sets forth certain information regarding the composition of the Board of Directors and Director Nominees, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected and each nominee has agreed to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINATED DIRECTOR.

Name (1)	Age (2)	Position Held	Director Since (3)	Current Term to Expire

Nominees
Adam C. Gagas	42	None	N/A	N/A
John F. Sharkey, III	56	None	N/A	N/A
William A. Barclay	45	Director Nominee	2011	2014
Chris R. Burritt	60	Director Nominee, Chairman of the Board	1986	2014
George P. Joyce	63	Director Nominee	2000	2014
Thomas W. Schneider	52	Director Nominee, President, Chief Executive Officer	2001	2014

Directors Continuing in Office
John P. Funiciello	50	Director	2011	2015
Lloyd "Buddy" Stemple	53	Director	2005	2015
David A. Ayoub	51	Director	2012	2016

(1)
The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.  Each of the current directors listed is also a director of Pathfinder Bancorp, M.H.C., which owns the majority of our issued and outstanding shares of common stock.

(2)	As of March 27, 2014.
(3)	Dates prior to 1995 reflect initial appointment to the Board of Trustees of the mutual predecessor to Pathfinder Bank, the Company’s operating subsidiary.

The principal occupation during the past five years of each director, nominee and executive officer, as well as other relevant experience, is set forth below. All directors, nominees and executive officers have held their present positions for five years unless otherwise stated.  None of our directors or nominees have been the subject of securities litigation, enforcement or bankruptcy in the past ten years.

DIRECTORS

CHRIS R. BURRITT is the President and General Manager of R.M. Burritt Motors, Inc., an automobile dealership located in Oswego, New York.  Mr. Burritt was elected Chairman of the Board effective January 1, 2014.  In addition to his long term ownership and management of his well known local business, Mr. Burritt is active in community affairs.  He presently serves on the Board of Directors of Oswego Hospital and is a member of its Finance/Operations Committee. Mr. Burritt also serves as Director of the NYS Automobile Dealers Association in Albany, NY.   Because of his long term commitment to the Company and his present position as Chair, the Board supports his re-election for a three (3) year term.

GEORGE P. JOYCE is the owner and operator of Laser Transit, Ltd., Lacona, New York, a Central New York logistics services provider. Mr. Joyce has earned a Bachelor Degree in Economics from SUNY Oswego.  He has been a Controller for transportation and warehousing firm, as well as a manager in an IT consulting firm.  He is also presently President of Intelliflex, LLC a third party logistics firm performing freight forwarding and outsourced logistics services for its customers.  He has served as President and Chair of the Board of Trustees for Oswego Hospital, Chair of the Board of Operation Oswego County, Vice President of Seneca Hill Manor, Director of the Oswego College Foundation and numerous other community organizations.  As a valuable contributor, the Board supports Mr. Joyce’s re-election for a three (3) year term.

LLOYD “BUDDY” STEMPLE, was the Vice-President and General Manager of Novelis Specialty Products, Novelis Inc. which has manufacturing locations in Oswego, New York, Kingston, Ontario Canada and sales offices in Cleveland, Ohio and Detroit, Michigan.  Mr. Stemple has an Engineering Degree and an MBA.  His experience as a manager with Novelis, a billion dollar publicly traded company, provides a unique perspective to our Board of Directors and Audit Committee.  Mr. Stemple, until recently, was the Chief Executive Officer of Oman Aluminum Rolling Company.  The Oman Aluminum Rolling Company is a new venture supported by the government of Oman which started commercial production of rolled aluminum in late 2013.

WILLIAM A. BARCLAY is a graduate of St. Lawrence University and Syracuse University College of Law.  An attorney and businessman, Mr. Barclay is a partner in the Syracuse law firm of Hiscock and Barclay, LLP, where he specializes in business law. Mr. Barclay has served on several community organizations throughout his career including the SUNY Oswego College Council, the Rosamond Gifford Zoo at Burnet Park, the Everson Museum of Art, and Northern Oswego County Health Services, Inc.

In 2004, he was recognized as one of Oswego County Business Magazine’s Forty under 40, an honor given to Oswego County leaders under the age of 40. Mr. Barclay was also awarded the 2007 Martin Rose Economic Developer Merit Award for his commitment to the economic development process by helping to facilitate the attraction and retention of businesses in Oswego County.

Mr. Barclay is currently a New York State Assemblyman for the 120th District, which includes Oswego, Onondaga and Jefferson counties.  Because of Mr. Barclay’s considerable knowledge of the Company’s service area, the Board supports his re-election for a three (3) year term.

JOHN P. FUNICIELLO is a licensed real estate broker and developer who owns and operates J.F. Real Estate in Syracuse, NY.  Mr. Funiciello began his career with Pyramid Brokerage Company and started J.F. Real Estate in 1992.  J.F. Real Estate represents approximately three million square feet of commercial real estate in the Central New York Region.  Mr. Funiciello is a graduate of the State University of New York at Cortland with a degree in Economics and a concentration in Business.  He is an active member of the Syracuse community and has served on the Boards of the Consortium for Children’s Services and the Samaritan Center.

DAVID A. AYOUB serves as Partner-in-Charge of the Tax Department at the Syracuse firm of Bowers & Company, CPA’s.  In that capacity, Mr. Ayoub consults on corporate mergers and acquisitions, as well as assists start-up businesses.  In addition, he oversees the firm’s tax compliance, technical research, planning and consulting.  Mr. Ayoub has over 25 years of accounting and taxation experience.  Mr. Ayoub is a graduate of Rochester Institute of Technology with a BBA in Accounting and is a Certified Public Accountant in New York State.  He is also a Member of the American Institute of Certified Public Accountants (AICPA), as well as the New York State Society of Certified Public Accountants (NYSSCPA).  Mr. Ayoub pursues an active role in the community, serving on Boards including the Manlius Village Public Library and Make-A-Wish Foundation.  He has also worked previously with the United Way and Score.

All of the above are members of the Board of Directors of Pathfinder Bancorp, MHC, the owner of a majority of the shares of the Company, as well as the Board of Pathfinder Bank, the Company’s wholly owned subsidiary, (may be referred to subsequently as “Pathfinder Bank” or “the Bank”) and Pathfinder Commercial Bank, Pathfinder REIT and Whispering Oaks, all subsidiaries of Pathfinder Bank.

NEW DIRECTOR NOMINEES

JOHN F. SHARKEY, III is President of Universal Metal Works, a custom metal fabrication facility, in Fulton, New York, and the Managing Partner of Universal Properties, LLC. Prior to his role with Universal Metal Works, Mr. Sharkey was President of Universal Joint Sales, a heavy-duty truck parts distributor, headquartered in Syracuse, New York. During his tenure at Universal Joint Sales, the company grew to 13 locations throughout the Northeast and Florida. In 1998, Mr. Sharkey sold Universal Joint Sales to FleetPride. For three years following the sale of the company, Mr. Sharkey acted as FleetPride’s Regional Vice President.

           Mr. Sharkey is an active member of the Central New York community, serving on Boards including the Council of Fleet Specialists, Rockwell International’s Distributor Advisory Council, and the Camillus Youth Hockey Association. He is also a committee member of the Syracuse Chapter of Ducks Unlimited.  Mr. Sharkey has served on the Board of Directors for the Company’s operating subsidiary, Pathfinder Bank, since January 2014.  Because of Mr. Sharkey’s business operations experience, the Board supports his election for a two (2) year term.

ADAM C. GAGAS has more than 15 years experience in global financial markets. He is the founder and CEO of Breakwall Asset Management, LLC, a New York State registered investment advisor located in Oswego. Mr. Gagas was an analyst on teams managing multi-billion dollar portfolios at Skandia Asset Management and Principal Global Investors in New York City. He was awarded an Alfa Fellowship and completed a yearlong professional placement as an institutional investment analyst at Alfa Capital in Moscow, Russia. He is also the owner/operator of Gagas Realty Corporation, a multi-property commercial real estate holding company. In addition, he is an adjunct instructor of Corporate Finance in the SUNY Oswego School of Business.

Mr. Gagas earned a BA from Hobart College with majors in Economics and Russian Studies, and an MBA with a concentration in Finance from the Leonard N. Stern School of Business at New York University. His extensive community involvement includes serving as Treasurer of Oswego Health, chair of that organization’s Audit and Investment committees, and as a member of the Executive committee. Mr. Gagas is also a board member of Oswego’s historic Riverside Cemetery, and has previously held leadership positions with the Oswego YMCA and Oswego Opera Theater.  Mr. Gagas has served on the Board of Directors for the Company’s operating subsidiary, Pathfinder Bank, since March 2014.  The Board believes Mr. Gagas will bring a unique perspective to the Company and, therefore, supports his election for a two (2) year term.

EXECUTIVE OFFICERS OF THE COMPANY WHO ARE DIRECTORS

THOMAS W. SCHNEIDER is the President and Chief Executive Officer (“CEO”) of Pathfinder Bancorp, Inc. and Pathfinder Bank, its operating subsidiary. Prior to his appointment as President in 2000, Mr. Schneider was the Executive Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Mr. Schneider is a member of the Board of Directors of Pathfinder Bancorp, MHC, the owner of a majority of the shares of the Company, as well as the Board of Pathfinder Bank, the Company’s wholly owned subsidiary, and Pathfinder Commercial Bank, Pathfinder REIT, Pathfinder Risk Management Company and Whispering Oaks, all subsidiaries of Pathfinder Bank.  The Board supports Mr. Schneider’s re-election for a one (1) year term.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

JAMES A. DOWD, CPA, age 46, has been employed by Pathfinder Bank since 1994 and is Senior Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Mr. Dowd is responsible for the accounting, finance, marketing and facilities departments.

MELISSA A. MILLER, age 56, has been employed by Pathfinder Bank since 1976 and is Senior Vice President and Chief Operating Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Ms. Miller is responsible for deposit operations, branch administration and information services.

EDWARD A. MERVINE, ESQ., age 57, is Senior Vice President, General Counsel and Corporate Secretary for Pathfinder Bancorp, Inc. and Pathfinder Bank. Prior to joining us in 2002, Mr. Mervine was a partner in the law firm of Bond Schoeneck & King, PLLC.  Mr. Mervine is responsible for human resources, loss mitigation, security and legal and regulatory compliance.

RONALD TASCARELLA, age 55, is Senior Vice President and Chief Credit Officer.  Mr. Tascarella joined the Company in 2006.  Prior to joining, he was Senior Vice President of Oswego County National Bank, then one of the Company’s primary competitors.  Mr. Tascarella is responsible for Pathfinder Bank’s lending operations.

DANIEL R. PHILLIPS, age 49, has been employed by Pathfinder Bank since 1999 and is Senior Vice President and Chief Information Officer of Pathfinder Bancorp, Inc. and Pathfinder Bank. Prior to joining us, he was Assistant Vice President of Community Bank.  Mr. Phillips is responsible for electronic delivery channels, information security and technology platforms.

INDEPENDENCE AND DIVERSITY OF DIRECTORS

Our common stock is listed on the NASDAQ Capital Market. The Board of Directors has considered the NASDAQ listing requirements for “independence” of directors, and although we may be exempt as a “controlled” Company pursuant to NASDAQ rules, the Board of Directors has determined that all of its directors, with the exception of Mr. Schneider, are “independent” pursuant to NASDAQ’s listing requirements. Our independent directors hold executive sessions no less than twice a year. Shareholders who wish to communicate with the Chair or with the independent directors as a group may do so by writing to our Corporate Secretary at Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126. The Corporate Secretary will forward said communication to the independent directors or Chair as requested by the shareholder.

Pathfinder Bank conducts its business primarily in Oswego and Onondaga counties and the immediately contiguous counties in Upstate New York.  Our Board members are not, therefore, geographically diverse. Although the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying a director nominee, the Nominating Committee has strived to seek diversity of experience and opinion in its board membership.  Therefore, we have Board members representing both the active and retired, the private sector and the public sector, large and small employers, manufacturing and service industries.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

There were no transactions or series of transactions since the beginning of the Company’s last fiscal year or any currently proposed transaction where the Company was or is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from (i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, however, one of which is applicable to us. This prohibition does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  Pathfinder Bank has made loans to each of the following officers and/or directors or their immediate families: John Funiciello, James Dowd, Chris Burritt, Melissa Miller, George Joyce, John Sharkey, III, Edward A Mervine, Thomas Schneider and Lloyd Stemple.  Each of these loans: were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and did not involve more than normal risk of collectability or present other unfavorable features.

All transactions between us and our executive officers, directors, holders of 10% or more of the shares of the Company’s common stock and affiliates thereof, must be approved by a majority of our independent outside directors not having any interest in the transaction, pursuant to our Code of Ethics.

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis.  Stock options were granted to two directors, Mr. David Ayoub and Mr. John Funiciello on July 25, 2013.  Form 4’s were not filed on these acquired derivative securities until November 21, 2013.  Directors William Barclay and George Joyce inadvertently neglected to advise the Company of their indirect voting power over shares through a Power of Attorney.  An amended Form 3, in that regard, was filed on February 10, 2014 for Mr. Barclay and a Form 5 was filed for Mr. Joyce on February 21, 2014.  Director David Ayoub inadvertently neglected to advise the Company of his purchase of stock on July 11, 2013.  A Form 5 was filed on February 20, 2014.

LEADERSHIP STRUCTURE AND RISK OVERSIGHT ROLE OF BOARD OF DIRECTORS

Our Board has a separate Chief Executive Officer and Chair of the Board and has functioned with that separation since the year 2000.  Mr. Burritt, our Chair, is an independent director as defined by NASDAQ’s listing requirements. The Company has spent significant time evaluating its leadership structure and has determined that, under the present circumstances, separating the Chair and CEO positions is appropriate.  We believe this separation allows our CEO the time to concentrate on executing policy and strategy and the Board to concentrate on developing same. Additionally, we believe this structure is most appropriate given the Board’s role in monitoring the Company’s execution of its business plan and the risk elements associated with such execution.

The primary risks facing the Bank, as the operating subsidiary of Pathfinder Bancorp, Inc., are interest rate risk, liquidity risk, investment risk, credit risk, risks associated with inadequate allowance for loan losses, competitive risks and regulatory risks.  While the full Board is actively engaged in monitoring all said risks, we have further assigned specific responsibilities to Board Committees for detailed review.  The Asset/Liability Committee, with the assistance of professional consultants, monitors interest rate risk, investment risk and liquidity risk. The Executive/Loan Committee, with the assistance of a professional loan review consultant, monitors the credit risks and risks associated with allowance for loan losses.  The Audit/Compliance Committee monitors regulatory risks.  Finally, the Planning Committee monitors competitive risks. Every member of our Board engages in continuing education in an effort to stay abreast of risk management development issues so that they can effectively engage in their oversight role.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2013, the Board of Directors held eleven regular and no special meetings. During the year ended December 31, 2013, no director attended fewer than 75% percent of the total meetings of the Board of Directors and committees on which such director served.

Compensation Committee – Report on Executive Compensation

The Compensation Committee meets periodically to review the performance of officers and employees and to determine compensation programs and adjustments. The entire Board of Directors ratifies the recommendations of the Compensation Committee. In the year ended December 31, 2013, the members of the Compensation Committee were Directors Joyce, Resnick (since retired), Nelson (since retired) and Stemple. All of these directors are “independent” pursuant to NASDAQ listing requirements, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Compensation Committee met four times during the year ended December 31, 2013.  The Compensation Committee has a charter which is available at our website at www.pathfinderbank.com.

The Committee annually reviews the performance of the CEO and other executive officers and recommends to the Board of Directors changes to base compensation, as well as the amount of any bonus to be awarded.  In determining  whether  the  base  salary  of  an  officer should be increased, the Committee and the Board of Directors take into account individual performance, performance of the Company and information regarding compensation paid  to  executives  of  peer  group institutions performing similar  duties  in  the  Bank’s  market  area.   The CEO recommends to the Compensation Committee, compensation arrangements for the Senior Vice Presidents.  He does not recommend compensation arrangements for himself or Board members.

While the Committee and the Board of Directors do not use strict numerical formulas to determine changes in compensation for the CEO and Senior Vice Presidents, and while they weigh a variety of different factors in their deliberations, both company-wide and individually-based performance objectives are used in setting the compensation of the CEO and Senior Vice Presidents.  Company-wide performance objectives emphasize earnings, profitability, earnings contribution to capital, capital strength, asset quality, and return on equity which are customarily used by similarly-situated financial institutions in measuring performance.  Individually-based performance objectives include non-quantitative factors considered by the Committee and the Board of Directors such as general management oversight of the Company, the quality of communication with the Board of Directors, the productivity of employees and execution of the Bank’s Strategic Plan. Finally, the Committee and the Board of Directors considers the standing of the Company with customers and the community, as evidenced by customer and community complaints, compliments and a customer survey completed in 2009 and again in 2013.  While  the  Committee  and the Board of Directors considers  each  of  the  quantitative  and  non-quantitative factors described above,  such  factors  are  not  assigned  a  specific weight in evaluating the performance  of  the  CEO  and  Senior Vice Presidents.  Specific weights are assigned to certain factors in the bonus system, however.

For the last three years, the Compensation committee retained the services of Arthur Warren Associates (“Warren”) to assist the Committee in carrying out its obligations.    Other than as set forth herein, Warren provides no other services to the Company and has no relationships with Directors or Executives other than in the role as compensation consultant.  The Committee has concluded that his service does not involve a conflict of interest.

Warren was hired in 2013 in connection with the implementation of Board and Executive deferred compensation programs and the implementation of a defined contribution SERP plan for limited Executives.  Both plans are described below.  Warren was paid $5,628 for said services in 2013.

Salary increases for the Bank’s Named Executive Officers, including Mr. Schneider, for 2013 and 2012 are reflected in the Summary Compensation Table.  The following table shows the compensation of Thomas W. Schneider, our principal executive officer, and the two most highly compensated other executive officers (“Named Executive Officers”) that received total compensation of $100,000 or more during the past fiscal year for services to Pathfinder Bancorp, Inc. or any of its subsidiaries during the years ended December 31, 2013 and 2012, respectively.

Summary Compensation Table
				Non-Qualified
				Deferred
				Compensation	All Other
Name and		Salary	Bonus	Earnings	Compensation	Total
Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($)

Thomas W. Schneider,	2013	283,000	42,504	1,744	42,941	370,189
President and Chief	2012	270,000	29,318	1,460	80,814	381,592
Executive Officer

Edward A. Mervine,	2013	167,000	19,576	-	14,404	200,980
Senior Vice President,	2012	161,000	14,476	-	10,738	186,214
General Counsel and
Secretary

James A. Dowd	2013	160,000	17,798	2,440	11,270	191,508
Senior Vice President	2012	140,000	13,211	1,876	6,120	161,207
Chief Financial Officer

(1)
Current year performance-based bonus awards were paid during February 2014. The following bonuses were distributed to the Named executives: Thomas W. Schneider $39,562, Edward A. Mervine $17,903 and James A. Dowd $18,964.

(2)	The non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred by each Executive Officer.
(3)	All other compensation represents the following for each Named Executive Officer (“NEO”).

Named Executive	Year	Employee Savings Plan Company Contribution	Automobile Expense Reimbursement	Country Club Dues	Life Insurance Premium	Total
		($)	($)	($)	($)	($)
Thomas W. Schneider	2013	15,804	24,013	2,703	421	42,941
Edward A. Mervine	2013	13,983	-		421	14,404
James A. Dowd	2013	10,849	-		421	11,270

Employment Agreements.  The Company and its operating subsidiary, Pathfinder Bank, entered into employment agreements with Thomas W. Schneider and Edward A Mervine.  The agreements have an initial term of three years.  Unless notice of non-renewal is provided, the agreements renew annually.  The agreements provide for the payment of a base salary, which will be reviewed at least annually, and which may be increased.  Under the agreements, the 2013 base salaries for Messrs. Schneider and Mervine were $283,000 and $167,000 respectively.  In addition to the base salary, each agreement provides for, among other things, participation in employee and welfare benefit plans and incentive compensation and bonus plans applicable to senior executive employees, and reimbursement of business expenses.

The executives are entitled to severance payments and benefits in the event of termination of employment under specified circumstances.  In the event their employment is terminated for reasons other than for cause, disability or retirement, or in the event they resign during the term of the agreement following:

(1)	the failure to elect or re-elect or to appoint or re-appoint the executive to his executive position;

(2)	a material change in the executives’ functions, duties, or responsibilities, which change would cause the executives’ position to become one of lesser responsibility, importance or scope;

(3)
the liquidation or dissolution of Pathfinder Bancorp, Inc. or Pathfinder Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executives;

(4)	a relocation of the executives’ principal place of employment by more than 30 miles from its location as of the date of the agreements;

(5)	a material breach of the agreements by Pathfinder Bancorp, Inc. or Pathfinder Bank; or

(6)	solely with respect to Mr. Schneider, a failure to be nominated, elected or re-elected to the Board,

the executives will be entitled to a severance payment equal to three times the sum of the their base salary and the highest rate of bonus awarded to them during the prior three years, payable as a single cash lump sum distribution within 30 days following their date of termination.  In addition, Pathfinder Bancorp, Inc. or Pathfinder Bank will continue to provide the executives with continued life insurance and non-taxable medical and dental coverage for 36 months.

If the executives voluntarily resign (without the occurrence of the specified circumstances listed above) from their employment with Pathfinder Bancorp, Inc. and Pathfinder Bank, the Board will have the discretion to provide severance pay to the executives, provided, however, that such amount does not exceed three times the average of the executives’ three preceding years’ base salary, including bonuses, any other cash compensation paid to the executives during such years, and the amount of contributions made on behalf of the executives to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or Pathfinder Bank during such years.

Upon the occurrence of  a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the executives’ termination of employment for any reason, other than for cause, they will be entitled to receive a single cash lump distribution equal to 2.99 times their average base salary over the previous five years, including bonuses, any other cash compensation paid to them during such years, and the amount of contributions made on behalf of the executives to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or Pathfinder Bank during such years.  In addition, Pathfinder Bancorp, Inc. or Pathfinder Bank will continue to provide the executives with continued life insurance and non-taxable medical and dental coverage for 36 months.  In the event payments made to the executives include an “excess parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payments will be reduced by the minimum dollar amount necessary to avoid this result.  A conversion of the Mutual Holding Company from mutual to stock would not be considered a change of control.

Should the executives become disabled, they would be entitled to receive their base salary for one year, where the payment of base salary will commence within 30 days from the date the executives are determined to be disabled, and will be payable in equal monthly installments.

Upon the executives’ voluntary resignation from employment (without the occurrence of the specified circumstances listed above) the executives agree not to compete with Pathfinder Bancorp, Inc. or Pathfinder Bank for one year following their resignation.

Change of Control Agreement.   Pathfinder Bancorp, Inc. and Pathfinder Bank have entered into a Change of Control Agreement with James A. Dowd which provides certain benefits to Mr. Dowd should he be “dismissed” from employment within a twelve month period following a change of control of the Company or the Bank.  A conversion of the Mutual Holding Company from mutual to stock form would not be considered a change of control under the change of control severance agreement. Although “dismissal” does not include a termination for cause or voluntary termination, it does include a voluntary resignation as a result of:

•	a material change in the executive’s functional duties or responsibilities which would cause the executive’s position to become one of lesser responsibility, importance of scope.

•	a relocation of the executive’s principal place of employment by more than 30 miles from its location as of the date of the agreement.

•	a material reduction in the benefits to the executive as of the date of the agreement.

In the event of such dismissal, the executive, or his beneficiary should he die subsequent to the dismissal, is entitled to a lump sum payment equal to his most recent annual base salary plus bonuses and any other cash compensation paid to the executive within the most recent twelve (12) month period.  The executive is also entitled to continued life, medical and dental coverage for a period of twelve months subsequent to the dismissal, and will become fully vested in any stock option plans, deferred compensation plans, or restricted stock plans in which he participates.

Defined Contribution Supplemental Retirement Income Agreements.  The Bank adopted a Supplemental Executive Retirement Plan (the “SERP”), effective January 1, 2014.  The SERP benefits certain key senior executives of the Bank who are selected by the Board to participate, including our Named Executive Officers, Thomas W. Schneider, Edward A. Mervine and James A. Dowd.  The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service (other than “for cause”), subject to the requirements of Section 409A of the Internal Revenue Code.  Accordingly, the SERP obligates the Bank to make a contribution to each executive’s account on the last business day of each calendar year.  In addition, the Bank, may, but is not required to, make additional discretionary contributions to the executive’s accounts from time to time.  All executives currently participating in the plan, including the Named Executive Officers, are fully vested in the Bank’s contribution to the plan.  In the event the executive is terminated involuntarily or resigns for good reason within 24 months following a change in control, the Bank is required to make additional annual contributions the lesser of:  (1) three years or (2) the number of years remaining until the executive’s benefit age, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive’s death, disability or termination within 24 months after a change in control, the executive’s account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event executive is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid either in a lump sum or in 10 annual installments as detailed in his or her participant agreement.

Executive Deferred Compensation Plan.  Pathfinder Bank maintains an Executive Deferred Compensation Plan for a select group of management employees, including our Named Executive Officers.  A participant in the plan is eligible to defer, on a monthly basis, a percentage of compensation received from Pathfinder Bank, up to $500.  The participant’s deferred compensation will be held by Pathfinder Bank in a grantor trust subject to the claims of Pathfinder Bank’s creditors in the event of Pathfinder Bank’s insolvency.

Upon the earlier of the date on which the participant terminates employment with Pathfinder Bank or attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled to his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the participant’s termination of employment within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.  Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, Pathfinder Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the participant’s date of disability.  Such benefit will commence within 30 days following the date on which the participant is disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

Stock Option Plan. The Pathfinder Bancorp, Inc. 2010 Stock Option Plan (the “Stock Option Plan”) was approved at our 2010 annual meeting. The Stock Option Plan authorizes the issuance of up to 150,000 shares of common stock pursuant to grants of stock option awards to our senior executive officers and outside directors. The options vest over 5 years (20% per year for each year of the participant’s service), have an exercise price of $9.00, (the market price on the date of the grant) and have an exercise period of 10 years from the date of the grant, June 23, 2011.

 Outstanding Equity Awards at Year-End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2013 for the Named Executive Officers.

Option Awards
			Equity incentive plan
	Number of securities	Number of securities	awards: number of
	underlying unexercised	underlying unexercised	securities		Option
	Options	Options	underlying unexercised	Option	expiration
	Exercisable	Unexercisable	unearned options	exercise price	date
Named Executive	(#)	(#) (1)	(#)	($)
Thomas A. Schneider	8,400	12,600	-	9.00	7/23/2021
Edward A. Mervine	5,400	8,100	-	9.00	7/23/2021
James A. Dowd	5,400	8,100	-	9.00	7/23/2021

(1)	All stock options in this column vest at a rate of 20% per year, commencing on June 23, 2012.
(2)	At December 31, 2013, there are 48,000 stock options outstanding for the Named Executive Officers.

Nominating/Governance Committee

The Nominating/Governance Committee met two times in the year ended December 31, 2013 to address issues concerning corporate governance, succession planning, and to nominate directors to fulfill the terms of the upcoming year. In the year ended December 31, 2013, the Nominating/Governance Committee was comprised of Directors Burritt, Joyce, Barclay and Resnick (since retired), all of whom were “independent” pursuant to the NASDAQ listing requirements. The Nominating/Governance Committee has a charter in the form of governance guidelines which is available at our website at www.pathfinderbank.com.

Among other things, the functions of the Nominating/Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence; and

•	to review the committee structure and make recommendations to the Board regarding committee membership.

The Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating/Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating/Governance Committee would solicit suggestions for director candidates from all Board members. In addition, the Nominating/Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

The Nominating/Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interest of our shareholders as a group, and not primarily a special interest group or constituency.

The Nominating/Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee Financial Expert.

The Nominating/Governance Committee will consider candidates for the Board of Directors recommended by shareholders. In order to make a recommendation to the Board of Directors, a shareholder must own no less than 500 shares of the Company. Shareholders who are so qualified may send their recommendations to our Corporate Secretary for forwarding to the Nominating/Governance Committee. In light of the due diligence required to evaluate recommendations, said recommendations for candidates for the 2015 annual meeting must be received by the Nominating/Governance Committee by June 30, 2014.

Shareholders may submit the names of candidates to be considered by writing to our Corporate Secretary, at 214 West First Street, Oswego, New York 13126. The submission must include the following information:

•
the name and address of the shareholder as it appears on our books, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required).

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided).

•	a statement of the candidate’s business and educational experience.

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A.

•	a statement detailing any relationship between us and the candidate.

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors.

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating/Governance Committee will consider shareholder recommendations made in accordance with the above similarly to any other nominee proposed by any other source. We have not paid a fee to any third party to identify or evaluate any potential nominees. Moreover, the Nominating/Governance Committee has not received within the last year a recommended nominee from a shareholder who beneficially owned more than 5% of the Company’s common stock, or from a group of shareholders owning more than 5% of the common stock.

In 2013, the Nominating/Governance Committee continued to focus on Board succession. With two long term directors retiring, considerable time was spent on finding replacements.  The Committee is satisfied with the nominations of Mr. Sharkey and Mr. Gagas in that regard.

Audit Committee

In 2013, the Audit Committee consisted of Directors Ayoub, Nelson (since retired), Stemple, Resnick (since retired) and Joyce. The Audit Committee meets on a periodic basis with the internal auditor to review audit programs and the results of audits of specific areas, on regulatory compliance issues, as well as to review information to further their financial literacy skills. The Audit Committee meets with the independent registered public accounting firm (“the Auditors”) to review quarterly and annual filings, the results of the annual audit and other related matters. The Chairman of the Audit Committee may meet with the Auditors on quarterly filing issues in lieu of the entire committee. The Audit Committee met four times in 2013. Each member of the Audit Committee is “independent” as defined in the listing standards of NASDAQ and SEC Rule 10A(m)-3. Our Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.pathfinderbank.com.

The Audit Committee maintains an understanding of our key areas of financial risk and assesses the steps management takes to minimize and manage such risks; selects and evaluates the qualifications and performance of the Auditors; ensures that the internal and external auditors maintain no relationship with management and/or us that would impede their ability to provide independent judgment; oversees the adequacy of the systems of internal control; reviews the nature and extent of any significant changes in accounting principles; and oversees that management has established and maintained processes reasonably calculated to ensure our compliance with all applicable law, regulations, corporate policies and other matters contained in our Code of Ethics which is available on our website at www.pathfinderbank.com. The Audit Committee has established procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

The Board of Directors of Pathfinder Bancorp, Inc. has determined that Mr. Ayoub qualifies as an Audit Committee financial expert serving on the committee. Mr. Ayoub meets the criteria established by the Securities and Exchange Commission.

Audit and Related Fees

Bonadio & Co., LLP billed us a total of $107,155 and $96,636 for the audit of our 2013 and 2012 annual financial statements and for the review of the related Forms 10-Q, respectively.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its Auditors. The Audit Committee concluded that performing such services in 2013 did not affect the auditors’ independence in performing their function as independent registered public accounting firm.

All Other Fees

Aggregate fees billed for non-audit and audit related fees rendered by Bonadio & Co., LLP during the year ended December 31, 2013 and 2012, was as follows:

	2013	2012
Recurring and non-recurring tax services	$33,610	$15,445
Employee benefit plans audit	38,285	35,096
All other fees	6,490	2,500

Recurring and non-recurring tax services include assistance in connection with the New York State Franchise tax examination.

Policy On Audit Committee Pre-Approval Of Audit And Non-Audit Services Of The Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the non-audit fees incurred in 2013 and 2012 were, in fact, preapproved pursuant to our policy.

Audit Committee Report

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2013;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards AU Section 380, Communication with Audit Committees; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm their independence. and

•	Considered the compatibility of non-audit services described above with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013. The Audit Committee appointed Bonadio & Co., LLP as Auditors for 2014, which appointment the shareholders will be asked to ratify at the Annual Meeting.

This report has been provided by the Audit Committee:

Messrs. Joyce, Ayoub, Barclay and Funiciello

DIRECTORS’ COMPENSATION

Each non-employee director receives an annual retainer of $13,100, a meeting fee of $700 for each Board meeting attended and $500 for each committee meeting attended.  The Board Chair receives an additional retainer of $12,000.  The Audit Committee Chairman receives an additional retainer of $6,000 and the chairman of all other committees receives an additional $100 for each committee meeting in which they serve in the capacity of committee chairman.  Employee directors do not receive monthly meeting fees.  We paid a total of $289,906 in director fees during the year ended December 31, 2013.

Set forth below is director compensation for each of our non-employee directors for the year ended December 31, 2013. (table does not include retired directors).

Director Compensation
				Non-qualified
		Fees earned		deferred
		or paid in	Stock	compensation	All other
		cash	Options (1)	earnings (2)	compensation (3)	Total
Name	Year	($)	($)	($)	($)	($)
David A. Ayoub	2013	41,201	69,400	-	-	110,601
William A. Barclay	2013	33,601	-	-	-	33,601
Chris R. Burritt	2013	31,901	-	15,989	-	47,890
John P. Funiciello	2013	32,101	69,400	-	-	101,501
George P. Joyce	2013	36,901	-	4,392	-	41,293
Lloyd "Buddy" Stemple	2013	27,801	-	2,130	-	29,931

(1)
Represents the grant date fair value of the stock option awards received by each director under the Pathfinder Bancorp, Inc. 2010 Stock Option Plan.  The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  A discussion of the assumptions used in calculating the award values may be found at Note 13 of our notes to our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All stock options in this column vest at a rate of 20% per year, commencing on June 23, 2012, for all directors except Mr. Ayoub and Mr. Funiciello whose options will commence vesting on July 25, 2014. At December 31, 2013, there are 30,000 stock options outstanding for active directors.

(2)	The non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred by each named director to the Trustee Deferred Fee Plan.
(3)	No named director received perquisites and any other personal benefits that exceeded, in the aggregate, $10,000.

Director fees are reviewed annually by the Compensation Committee for recommendation to the Board of Directors.  The committee reviews relevant peer group data similar to that used in the executive compensation review.  The Committee believes that an appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to direct the Company.

 Trustee (Director) Deferred Fee Plan.  Pathfinder Bank maintains the Trustee Deferred Fee Plan for members of the Board of Pathfinder Bank, Pathfinder Bancorp, Inc., or Pathfinder Bancorp M.H.C.  A participant in the plan is eligible to defer, on a monthly basis, the lesser of (i) $1,000 or (ii) 100% of the monthly fees the participant would be entitled to receive each month.  The participant’s deferred fees will be held by Pathfinder Bank in a grantor trust subject to the claims of Pathfinder Bank’s creditors in the event of Pathfinder Bank’s insolvency.

Upon the earlier of the date on which the participant’s services are terminated or the participant attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or Pathfinder Bank followed by the participant’s termination of services within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.   Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, Pathfinder Bank will pay the participant’s beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the date of the participant’s disability.  Such benefit will commence within 30 days following the date on which the participant is determined to be disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant’s beneficiary will be entitled to receive a survivor benefit.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has established a process for shareholders to send communications to a director by either United States mail or electronic mail. Any shareholder who desires to communicate directly with our directors should send their communication to Board of Directors, Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126 or by email to directors@pathfinderbank.com. The communication should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about us or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

ATTENDANCE AT ANNUAL MEETINGS

The Company does not have a policy regarding the attendance of Board members at the Annual Meeting, although all are encouraged to attend.  Six of our directors attended the 2013 Annual Meeting.

CODE OF ETHICS

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at www.pathfinderbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

PROPOSAL 2 -RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for 2014.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Bonadio & Co., LLP, for the year ending December 31, 2014. A representative of Bonadio & Co., LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires. Information regarding our engagement of Bonadio & Co., LLP is set forth under “Audit Committee - Audit and Related Fees.”

In order to ratify the selection of Bonadio & Co., LLP, as our independent registered public accounting firm for 2014, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BONADIO & CO., LLP AS AUDITORS FOR 2014.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 214 West First Street, Oswego, New York 13126, no later than December 23, 2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Secretary of the Company at least five (5) days before the date fixed for such meeting. The notice must include the shareholder's name, record address, and number of shares owned by the shareholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business.

In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the  Company  to  include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion  established  by  the  SEC  in  effect  at  the  time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Edward A. Mervine
Edward A. Mervine
Secretary
Oswego, New York
March 27, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, Annual Report and Form 10-K and Proxy Card are available at  www.pathfinderbank.com/annual meeting.

AS IN THIS EXAMPLE
☒
REVOCABLE PROXY
PATHFINDER BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
April 23, 2014

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Meeting”) which will be held at Alexandria’s at the Lake Ontario Conference and Events Center, 26 East First Street, Oswego, NY 13126 on April 23, 2014 at 10:00 a.m., Eastern Time. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

1)      The election as directors of all nominees listed below (except as marked to the contrary below)

                                                For All
                  For      Withhold       Except
                   *               *                *

Chris  R. Burritt for a three year term                                                                                                                              William A. Barclay for a three year term

George P. Joyce for a three year term                                                                                                                              Thomas W. Schneider for a one year term

John Sharkey, III for a two year term                                                                                                                              Adam Gagas for a two year term

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.

________________________             ______________________        ______________________

________________________             ______________________         ______________________

2)	The ratification of the appointment of Bonadio & Co., LLP as independent registered public accounting firm for the year ending December 31, 2014.

                      For      Against      Abstain
                         *            *              *

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING  *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE AND TWO.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE BOX BELOW.

                                                                                                                     DATE

SHAREHOLDER SIGN ABOVE_________CO-HOLDER (IF ANY) SIGN ABOVE

 DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

PATHFINDER BANCORP, INC.

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

   The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting, Annual Report containing financial statements, and a proxy statement dated March 27, 2014.

   Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each should sign.

PLEASE  COMPLETE  AND  DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID  ENVELOPE.

IF  YOUR  ADDRESS  HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW  AND  RETURN  THIS  PORTION  WITH  THE  PROXY  IN  THE  ENVELOPE PROVIDED.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, [Annual Report and Form 10-K] and [Proxy Card] are available at  www.pathfinderbank.com/annualmeeting.